UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITY EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2016

CAFEPRESS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35468	94-3342816
(State of incorporation)	(Commission file number)	(IRS Employer Identification No.)

11909 Shelbyville Road,

Louisville, Kentucky 40243

(Address of principal executive offices, including zipcode)

(502) 995-2268

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (d)	Resignation of Brad W. Buss, as Director; Appointment of Mary Ann Arico, as Director

On July 20, 2016, director Brad W. Buss notified CafePress Inc. (the “Company”) of his resignation as a member of the Board of Directors (the “Board”), which became effective on July 26, 2016. Mr. Buss’ decision was not the result of any disagreement with the Company or the Board.

On July 26, 2016, in light of the vacancy created by Mr. Buss’ departure, the Board approved the election of Mary Ann Arico to the Board as a Class II director, effective as of July 26, 2016. As a Class II director, Ms. Arico’s term will expire at the annual meeting of stockholders to be held in 2017. In connection with the new director appointment, the committee composition of the Company will also change so that the Nominating and Corporate Governance Committee will consist of Patrick J. Connolly and Nick Swinmurn, with Mr. Connolly serving as committee chairman, the Compensation Committee will consist of Patrick J. Connolly and Mary Ann Arico, with Mr. Connolly serving as committee chairman, and the Audit Committee will consist of Anthony C. Allen, Kenneth McBride, and Mary Ann Arico, with Mr. Allen serving as committee chairman.

Consistent with the compensation currently provided to the members of our Board, Ms. Arico will receive an annual retainer of $30,000, prorated for partial service this year. She will also receive an additional annual retainer of $10,000 and $5,750 for service on our Audit Committee and Compensation Committee, respectively, prorated for partial service this year. The Company and Ms. Arico will also enter into the Company’s customary forms of Indemnification Agreement and Non-Disclosure Agreement.

In addition, on July 26, 2016, the effective date of Ms. Arico’s appointment to the Board, Ms. Arico was automatically granted an option to purchase 45,752 shares of the Company’s common stock under the Company’s Amended and Restated 2012 Stock Incentive Plan. This initial option will vest and become exercisable over four years, with the first 1/4th of the shares subject to the initial option vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter over the subsequent three years. The option will have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant and will become fully vested if a change in control occurs or if Ms. Arico is not re-elected after standing for re-election at the end of her term.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CAFEPRESS INC.

July 26, 2016	/s/ Ekumene M. Lysonge
By: Ekumene M. Lysonge
Title: Vice President, General Counsel and Secretary